Ibotta Reports Third Quarter 2026 Financial Results

Ibotta’s third quarter financial results exceeded the upper end of the guidance range for both revenue and adjusted EBITDA

Revenue grew by 17% year-over-year to $97.8 million

Total redemption revenue grew by 23% year-over-year to $88.5 million and third-party publisher redemption revenue grew by 43% to $70.7 million

Generated net loss of $3.5 million, representing net loss as a percent of revenue of (3.6)%, and adjusted EBITDA of $23.8 million, representing a 24.3% adjusted EBITDA margin

DENVER, November 2, 2026 (Business Wire) -- Ibotta, Inc. (NYSE: IBTA), the performance marketing platform for promotions, today announced financial results for the third quarter ended September 30, 2026.

“We delivered accelerating revenue growth in the third quarter, with revenue up 17% and Adjusted EBITDA up 43% year-over-year, both exceeding our expectations,” said Ibotta CEO and Founder, Bryan Leach. “Redemption revenue grew 23% and our redeemer base grew 30% to 23.6 million, a direct outcome of improving advertiser offer supply, consistently strong execution by our team, and significant consumer demand for value.”

Third Quarter 2026 Financial Highlights:

•Total revenue of $97.8 million, a year-over-year increase of 17%.
•Total redemption revenue of $88.5 million, an increase of 23% year-over-year, driven by increased offer supply.
•During the quarter, the IPN had 23.6 million redeemers, compared to 18.2 million redeemers in the third quarter of 2025, an increase of 30% year-over-year, primarily driven by growth with existing publishers
•Third-party publisher redemptions of 97.6 million, compared to 62.1 million in the third quarter of 2025, an increase of 57% year-over-year.
•Generated net loss of $3.5 million, representing net loss as a percent of revenue of (3.6)%, and non-GAAP net income of $16.0 million, representing non-GAAP net income as a percent of revenue of 16.4%.
•Delivered adjusted EBITDA of $23.8 million, representing an adjusted EBITDA margin of 24.3%.
•Generated cash from operating activities of $22.0 million and free cash flow of $16.8 million.
•Repurchased 0.4 million shares for a total of $14.4 million at an average price per share of $36.39, exclusive of broker commissions and excise tax.

The following table summarizes the Company’s financial results for the three and nine months ended September 30, 2026 and 2025:

	Three months ended September 30,		% Change	Nine months ended September 30,		% Change
	2026	2025		2026	2025

	(in thousands, except per share figures and percentages)
GAAP Results
Redemption revenue	$88,544	$72,081	23%	$241,758	$218,688	11%
Revenue	97,825	83,260	17%	269,213	253,863	6%
Net (loss) income	(3,503)	1,533	NM (1)	(15,054)	4,578	NM (1)
Net (loss) income per share, diluted	(0.15)	0.05	NM (1)	(0.64)	0.15	NM (1)
Net (loss) income as a percent of revenue	(3.6)%	1.8%		(5.6)%	1.8%

Non-GAAP Results
Adjusted EBITDA	$23,800	$16,611	43%	$49,062	$49,166	—%
Adjusted EBITDA margin	24.3%	20.0%		18.2%	19.4%
Non-GAAP net income	$16,007	$16,345	(2)%	$33,753	$43,346	(22)%
Non-GAAP net income per share, diluted	0.62	0.56	11%	1.32	1.40	(6)%
_______________
(1)NM - not meaningful

The following table summarizes the Company’s performance metrics for the three and nine months ended September 30, 2026 and 2025:

	Three months ended September 30,			Nine months ended September 30,
	2026	2025	% Change	2026	2025	% Change

	(in thousands, except per redeemer figures, per redemption figures, and percentages)
Performance Metrics
Redemptions:
Third-party publisher redemptions	97,578	62,055	57%	242,629	181,818	33%
Direct-to-consumer redemptions	18,785	20,793	(10)%	53,117	64,354	(17)%
Total redemptions	116,363	82,848	40%	295,746	246,172	20%
Redeemers:
Third-party publisher redeemers	22,165	16,527	34%	20,005	15,901	26%
Direct-to-consumer redeemers	1,417	1,638	(13)%	1,416	1,629	(13)%
Total redeemers	23,582	18,165	30%	21,421	17,530	22%
Redemptions per redeemer:
Third-party publisher redemptions per redeemer	4.4	3.8	17%	12.1	11.4	6%
Direct-to-consumer redemptions per redeemer	13.3	12.7	4%	37.5	39.5	(5)%
Total redemptions per redeemer	4.9	4.6	8%	13.8	14.0	(1)%
Redemption revenue per redemption:
Third-party publisher redemption revenue per redemption	$0.72	$0.79	(9)%	$0.77	$0.80	(4)%
Direct-to-consumer redemption revenue per redemption	0.95	1.10	(13)%	1.05	1.13	(7)%
Total redemption revenue per redemption	$0.76	$0.87	(13)%	$0.82	$0.89	(8)%

Note that certain figures shown above may not recalculate due to rounding.

Third Quarter 2026 Business Highlights:

•Launched Ibotta-powered digital promotions across Giant Eagle’s supermarkets and digital platforms, delivering national brand offers from the Ibotta Performance Network while also managing Giant Eagle’s own shopper programs.
•Subsequent to quarter-end, Ibotta-powered digital promotions went live across the 7-Eleven and Speedway apps, with 7NOW expected to follow. Redemption activity is expected to ramp steadily in the coming quarters as shoppers and brands adopt the new offer experience.
•Subsequent to quarter-end, Ibotta-powered digital promotions went live at Festival Foods, a Wisconsin-based regional grocer acquired by Schnucks in 2025.

Financial Guidance:

Fourth quarter 2026 outlook summary:

•Revenue of $94 - $98 million, a year-over-year increase of 8% at the midpoint.
•Adjusted EBITDA of $15 - $17 million, representing a margin of 16.7% at the midpoint.

Guidance for adjusted EBITDA is earnings before interest income, net, provision for income taxes, and depreciation and amortization, and excludes stock-based compensation and other (income) expense, net. We have not reconciled adjusted EBITDA to GAAP net income for our guidance because we do not provide guidance on GAAP net income and would not be able to present the various reconciling cash and non-cash items between the GAAP and non-GAAP financial measures since certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on the Company's GAAP net income.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income as a percent of revenue, non-GAAP diluted net income per share and free cash flow that supplement the condensed financial statements of the Company prepared under generally accepted accounting principles (GAAP). The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Adjusted EBITDA is earnings before interest income, net, provision for income taxes, and depreciation and amortization, and excludes stock-based compensation, restructuring charges, and other (income) expense, net. Adjusted EBITDA margin is calculated as adjusted EBITDA as a percent of revenue. Non-GAAP net income excludes stock-based compensation, restructuring charges, and the related income tax effects. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments). Non-GAAP diluted net income per share is calculated as non-GAAP net income divided by non-GAAP diluted weighted average common shares outstanding. Free cash flow is defined as cash provided by operating activities, less additions to property and equipment and additions to capitalized software development costs.

The Company's management believes that these non-GAAP measures can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. The Company’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but are included solely for informational and comparative purposes. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with our condensed financial statements prepared in accordance with GAAP. In light of these limitations, management also reviews the specific items that are excluded from our non-GAAP measures, as well as trends in these items.

Third Quarter 2026 Financial Results Webcast and Conference Call Details

When:	Monday, November 2, 2026 at 2:30 p.m. MT/ 4:30 p.m. ET
Webcast:	ir.ibotta.com

Key Business Terms and Notes

Ibotta Performance Network (IPN): A platform that allows clients to deliver digital promotions to consumers via a network of publishers, consisting of our owned properties and third-party publishers.

Redeemer: A consumer who has redeemed at least one digital offer within the time period specified. If a consumer were to redeem on more than one publisher during that period, they would be counted as multiple redeemers. Year-to-date redeemers are calculated as the average of current year quarter-to-date redeemers.

Redemption: A verified purchase of one or more items qualifying for an offer by a client on the IPN.

Redemption Revenue: The Company’s customers promote their products and services to consumers through rewards offered on the IPN. The Company earns a fee per redemption which is recognized in the period in which the redemption occurred. The Company may also charge fees to set up a redemption campaign which are deferred and recognized over the average duration of historical redemption campaigns.

About Ibotta ("I bought a...")

Ibotta (NYSE: IBTA) is the leading provider of digital promotions for CPG brands, reaching over 200 million consumers through a network of publishers called the Ibotta Performance Network (IPN). The IPN allows marketers to influence what people buy, and where and how often they shop – all while paying only when their campaigns directly result in a sale. American shoppers have earned over $3.1 billion through the IPN since 2012. Ibotta is headquartered in Denver, and has been listed as a top place to work by The Denver Post and Inc. Magazine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements relating to expectations concerning matters that are not historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements by our CEO and founder about our strategy, product capabilities, the ongoing strength of the Company’s network and core product offerings, our ability to grow and timing of our programs, the Company’s financial guidance, such as revenue and adjusted EBITDA, the expected launch of 7NOW, the anticipated ramp of redemption activity on new publisher properties, client demand and offer supply, consumer demand, and our share repurchase program. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the demands and expectations of clients and the ability to attract and retain clients, our relationships with publishers, including Walmart, and our ability to add and launch new publishers, changes in client spending and offer supply, and macroeconomic conditions. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These and other factors are disclosed in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof, except as required by law.

Ibotta, Inc.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	$97,825	$83,260	$269,213	$253,863
Cost of revenue(1)	19,708	17,142	58,344	52,159
Gross profit	78,117	66,118	210,869	201,704
Operating expenses(1):
Sales and marketing(2)	32,365	26,629	99,293	85,296
Research and development	16,211	14,022	45,786	46,836
General and administrative	22,724	22,465	68,275	66,115
Depreciation and amortization	2,095	636	5,502	2,656
Total operating expenses	73,395	63,752	218,856	200,903
Income (loss) from operations	4,722	2,366	(7,987)	801
Interest income, net	1,349	2,510	4,215	8,831
Other income (expense), net	12	376	(30)	(29)
Income (loss) before provision for income taxes	6,083	5,252	(3,802)	9,603
Provision for income taxes	(9,586)	(3,719)	(11,252)	(5,025)
Net (loss) income	$(3,503)	$1,533	$(15,054)	$4,578
Net (loss) income per share:
Basic	$(0.15)	$0.05	$(0.64)	$0.16
Diluted	$(0.15)	$0.05	$(0.64)	$0.15
Weighted average common shares outstanding:
Basic	23,349,040	27,995,708	23,588,670	29,074,842
Diluted	23,349,040	29,376,837	23,588,670	30,999,527

(1)Amounts include stock-based compensation expense as follows (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Cost of revenue	$850	$622	$2,606	$1,904
Sales and marketing(2)	5,689	4,133	17,031	14,135
Research and development	2,860	2,381	8,836	8,028
General and administrative	5,957	5,486	18,609	15,949
Total stock-based compensation expense	$15,356	$12,622	$47,082	$40,016

(2)Stock-based compensation expense included in sales and marketing includes common stock warrant expense of $2.3 million recognized during each of the three months ended September 30, 2026 and 2025 and $6.6 million recognized during each of the nine months ended September 30, 2026 and 2025.

Ibotta, Inc.
CONDENSED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$149,889	$186,612
Accounts receivable, net	221,517	208,709
Prepaid expenses and other current assets	6,025	12,604
Total current assets	377,431	407,925
Property and equipment, net	22,723	23,434
Capitalized software development costs, net	29,990	24,193
Equity investment	4,531	4,531
Deferred tax assets, net	48,994	54,850
Operating lease assets	9,678	9,901
Other long-term assets	758	1,077
Total assets	$494,105	$525,911
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,767	$10,840
Due to third-party publishers	130,091	107,601
Deferred revenue	2,448	2,935
User redemption liability	61,623	65,521
Accrued expenses	22,461	19,614
Other current liabilities	1,253	1,249
Total current liabilities	225,643	207,760
Long-term liabilities:
Operating lease liabilities, long-term	24,852	25,501
Unrecognized tax benefits, long-term	5,292	4,999
Total liabilities	255,787	238,260
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Treasury stock	(350,488)	(267,575)
Additional paid-in capital	740,731	692,097
Accumulated deficit	(151,925)	(136,871)
Total stockholders' equity	238,318	287,651
Total liabilities and stockholders' equity	$494,105	$525,911

Ibotta, Inc.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine months ended September 30,
	2026	2025
Operating activities
Net (loss) income	$(15,054)	$4,578
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	9,967	5,853
Impairment of capitalized software development costs	1,406	256
Stock-based compensation expense	40,528	33,462
Common stock warrant expense	6,554	6,554
Credit loss expense	1,044	1,916
Amortization of debt discount and issuance costs	114	114
Deferred income taxes	7,312	2,866
Other	4	14
Changes in assets and liabilities:
Accounts receivable	(13,879)	6,145
Other current and long-term assets	5,552	(4,589)
Accounts payable	(638)	1,468
Due to third-party publishers	22,490	4,719
Accrued expenses	4,923	(3,034)
Deferred revenue	(487)	(274)
User redemption liability	(3,898)	(4,451)
Other current and long-term liabilities	(354)	11,872
Net cash provided by operating activities	65,584	67,469
Investing activities
Additions to property and equipment	(4,400)	(12,768)
Additions to capitalized software development costs	(13,064)	(10,360)
Proceeds from the sale of property and equipment	27	—
Net cash used in investing activities	(17,437)	(23,128)
Financing activities
Proceeds from exercise of stock options	4,796	8,312
Debt issuance costs	—	(2)
Purchase of treasury stock	(84,676)	(178,180)
Taxes paid related to net share settlement of equity awards	(6,472)	(2,843)
Proceeds from employee stock purchase plan	1,482	2,036
Net cash used in financing activities	(84,870)	(170,677)
Net change in cash, cash equivalents, and restricted cash	(36,723)	(126,336)
Cash, cash equivalents, and restricted cash, beginning of period	186,612	349,690
Cash, cash equivalents, and restricted cash, end of period	$149,889	$223,354

The following table disaggregates the Company’s third-party publishers and direct-to-consumer revenue by redemption and ad & other revenue:

Supplemental Revenue Detail

	Three months ended September 30,		% Change	Nine months ended September 30,		% Change
	2026	2025		2026	2025

	(in thousands, except percentages)
Third-party publishers revenue
Redemption revenue	70,672	49,270	43%	186,143	146,053	27%
Ad & other revenue	—	—	—%	—	—	—%
Total third-party publishers revenue	70,672	49,270	43%	186,143	146,053	27%
Direct-to-consumer revenue
Redemption revenue	$17,872	$22,811	(22)%	$55,615	$72,635	(23)%
Ad & other revenue	9,281	11,179	(17)%	27,455	35,175	(22)%
Total direct-to-consumer revenue	27,153	33,990	(20)%	83,070	107,810	(23)%
Total
Redemption revenue	88,544	72,081	23%	241,758	218,688	11%
Ad & other revenue	9,281	11,179	(17)%	27,455	35,175	(22)%
Total revenue	$97,825	$83,260	17%	$269,213	$253,863	6%

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release:

Reconciliation of Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(3,503)	$1,533	$(15,054)	$4,578
Add (deduct):
Interest income, net	(1,349)	(2,510)	(4,215)	(8,831)
Depreciation and amortization	3,722	1,243	9,967	5,853
Stock-based compensation	15,356	12,622	47,082	40,016
Restructuring charges	—	380	—	2,496
Provision for income taxes	9,586	3,719	11,252	5,025
Other (income) expense, net	(12)	(376)	30	29
Adjusted EBITDA	$23,800	$16,611	$49,062	$49,166
Revenue	$97,825	$83,260	$269,213	$253,863
Net (loss) income as a percent of revenue	(3.6)%	1.8%	(5.6)%	1.8%
Adjusted EBITDA margin	24.3%	20.0%	18.2%	19.4%

Reconciliation of Non-GAAP Net Income

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net (loss) income	$(3,503)	$1,533	$(15,054)	$4,578
Stock-based compensation	15,356	12,622	47,082	40,016
Restructuring charges	—	380	—	2,496
Adjustment for income taxes	4,154	1,810	1,725	(3,744)
Non-GAAP net income	$16,007	$16,345	$33,753	$43,346
Revenue	$97,825	$83,260	$269,213	$253,863
Net (loss) income as a percent of revenue	(3.6)%	1.8%	(5.6)%	1.8%
Non-GAAP net income as a percent of revenue	16.4%	19.6%	12.5%	17.1%

Weighted average common shares outstanding, diluted	23,349,040	29,376,837	23,588,670	30,999,527
Plus: dilutive effect of securities(1)	2,379,306	—	1,974,402	—
Non-GAAP weighted average common shares outstanding, diluted	25,728,346	29,376,837	25,563,072	30,999,527

Net (loss) income per share, diluted	$(0.15)	$0.05	$(0.64)	$0.15
Non-GAAP net income per share, diluted	$0.62	$0.56	$1.32	$1.40
_______________
(1)In periods when the Company incurs a net loss, basic net loss per share is equivalent to diluted net loss per share as the inclusion of all potentially dilutive securities outstanding would be antidilutive. For purposes of calculating non-GAAP net income per share, the Company adds back the weighted average dilutive effect of securities.

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
Reconciliation of Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$21,952	$21,754	$65,584	$67,469
Additions to property and equipment	(442)	(7,248)	(4,400)	(12,768)
Additions to capitalized software development costs	(4,730)	(3,912)	(13,064)	(10,360)
Free cash flow	$16,780	$10,594	$48,120	$44,341

Contact

Corporate Communications
Chris Boyd, chris.boyd@ibotta.com

Investor Relations
Shalin Patel, shalin.patel@ibotta.com